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                                                                    EXHIBIT 99.1


                        Banc One Credit Card Master Trust
                       Excess Spread Analysis - March 2002

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Series                                                      1996-A
Deal Size                                                  $500 MM
Expected Maturity                                          4/15/03
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Yield                                                       18.98%
Less: Coupon                                                 2.20%
      Servicing Fee                                          1.50%
      Net Credit Losses                                      7.31%
Excess Spread:
      March-02                                               7.97%
      February-02                                           10.04%
      January-02                                             9.89%
Three Month Average Excess Spread                            9.30%

Delinquency:
      30 to 59 Days                                          1.80%
      60 to 89 Days                                          1.19%
      90+ Days                                               2.44%
      Total                                                  5.43%

Payment Rate                                                13.81%
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